Execution Version

AMENDMENT NO. 1 TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated September 3, 2015 and effective as of the First Amendment Effective Date (as defined below), by and among the Borrower (as defined below), the Guarantors (as defined below), the Lenders (as defined below) and CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

WHEREAS, pursuant to the Term Loan Credit and Guaranty Agreement dated February
12, 2014 (as amended prior to the date hereof, the “Credit Agreement”), the financial institutions which are now or which hereafter become a lender party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Administrative Agent have agreed to provide financial accommodations to NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (the “Borrower”), ASTI TRANSPORTATION SYSTEMS, INC., a Delaware corporation (“ASTI”), EII TRANSPORT INC., a Pennsylvania corporation (“EII”), GATEWAY TRADE CENTER INC., a New York corporation (“Gateway”), PRECISION SOLAR CONTROLS INC., a Texas corporation (“Precision”), PROTECTION SERVICES INC., a Pennsylvania corporation (“Protection”), SCI PRODUCTS INC., a Pennsylvania corporation (“SCI”), and WORK AREA PROTECTION CORP., an Illinois corporation (“Work Area”) (ASTI, EII, Gateway, Precision, Protection, SCI, Work Area and each Person joined thereto as a borrower from time to time, collectively, the “Guarantors”, and each a “Guarantor” and, collectively with the Borrower, the “Loan Parties”, and each a “Loan Party”), all as more fully set forth in the Credit Agreement;

WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders are willing to agree to make such amendments, subject to the terms and conditions and to the extent set forth herein; and

WHEREAS, the Borrower has informed the Administrative Agent that it has entered into that certain Land Management Agreement (as defined in the Credit Agreement, as amended hereby), pursuant to which the Borrower will donate to the Department of Conservation and Natural Resources, Bureau of Forestry of the Commonwealth of Pennsylvania, the Bakersville Quarry Surplus Parcel (as defined in the Credit Agreement, as amended hereby), in exchange for the use of three (3) fill sites totaling 8.16 acres of land located in Forbes State Forest, for the purpose of placing excess dirt fill material resulting from the Borrower’s construction activities on a Pennsylvania Turnpike project in Cook Township, Westmoreland County, and Jefferson Township, Somerset County, Pennsylvania (the “Land-for-Fill Sites Transaction”) on the terms and conditions set forth in the Land Management Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given to such terms in the Credit Agreement.

2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Borrower, the Guarantors, the Administrative Agent and the Lenders each agree that the Credit Agreement shall be and hereby is amended effective as of the First Amendment Effective Date (as defined below) as follows:

(a)    Section 1.2 - Definitions. Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

““Bakersville Quarry Surplus Parcel” shall mean the irregular parcel of the Bakersville Quarry comprising 11.6 acres of surplus land and located in Jefferson Township, Somerset County, Pennsylvania, to be subdivided from the Bakersville Quarry in accordance with the Land Management Agreement.

“First Amendment” shall mean that certain Amendment No. 1 to Term Loan Credit and Guaranty Agreement, dated September 3, 2015 and effective as of the First Amendment Effective Date, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” shall have the meaning given to such term in the First
Amendment.

“Land Management Agreement” shall mean that certain land management agreement, dated as of June 16, 2014, by and between Borrower and the Commonwealth of Pennsylvania, acting through the Department of Conservation and Natural Resources, Bureau of Forestry (the “Department”), pursuant to which Borrower has agreed to donate the Baskerville Quarry Surplus Parcel to the Department in exchange for the right to use three fill sites totaling 8.16 acres of land located in Forbes State Forest, Pennsylvania for the purpose of placing excess dirt fill material resulting from Borrower’s construction activities on a Pennsylvania Turnpike project in Cook Township, Westmoreland County, and Jefferson Township, Somerset County, Pennsylvania.”

(b) New Subsection 7.1(b)(ix). Section 7.1(b) is hereby amended by deleting the word “and” from the end of subsection 7.1(b)(viii), replacing the period at the end of subsection 7.1(b)(viii) with “; and”, and adding a new subsection 7.1(b)(ix) as follows:

“(ix)    the disposition of the Bakersville Quarry Surplus Parcel, solely if disposed of strictly in accordance with the express terms of the Land Management Agreement.”

(c) Schedule 7.1(b) - Permitted Asset Sales. Schedule 7.1(b) of the Credit Agreement is hereby amended by adding the following numbered items to such Schedule 7.1(b) immediately following item numbered 3 thereon:

“4. The sale by Borrower of its Naginey Quarry business in Mifflin County, Pennsylvania in the manner described in that certain presentation, dated June
2015, titled “Asset Rationalization”, as previously delivered to the Lenders and upon terms and conditions reasonably satisfactory to the Administrative Agent.
5. The sale by Gateway Trade Center Inc., a New York corporation, of its Port of Buffalo (Gateway Trade Center) line of business in Buffalo, New York in the manner described in that certain presentation, dated June 2015, titled “Asset Rationalization”, as previously delivered to the Lenders and upon terms and conditions reasonably satisfactory to the Administrative Agent.

6. The sale by Borrower of non-productive real estate in Wescosville, Pennsylvania and the former Buffalo office on Clinton Street in Buffalo, New York in the manner described in that certain presentation, dated June 2015, titled “Asset Rationalization”, as previously delivered to the Lenders and upon terms and conditions reasonably satisfactory to the Administrative Agent.”

(d)    Section 7.6 - Capital Expenditures. Section 7.6 of the Credit Agreement is hereby amended by adding the following sentence immediately at the end thereof:

“In addition to the amount of Capital Expenditures permitted pursuant to the preceding sentence of this Section 7.6, on and after the First Amendment Effective Date, the Loan Parties may incur Capital Expenditures in an aggregate additional amount for all Loan Parties equal to the unrestricted net cash proceeds actually received by the Loan Parties from the asset sales permitted under Section
7.1 or consented to in writing by the Required Lenders; provided, that the Borrower has certified to the Administrative Agent, in form and substance acceptable to the Administrative Agent, that the closing of the applicable permitted asset sale has taken place, that the conditions set forth in Section 7.1 or any consent applicable to such permitted asset sale have been satisfied, and the dollar amount of unrestricted cash proceeds received with respect to such permitted asset sale.”

3. Conditions to Effectiveness of This Amendment. The terms and provisions of this Amendment shall become effective as of August 31, 2015 upon the satisfaction or waiver by the Required Lenders of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders (the “First Amendment Effective Date”):

(a) the Borrower shall have paid the Administrative Agent and the Lenders (or their designees) all fees then then due and payable as provided in the Credit Agreement or any Other Documents (including, without limitation, an amendment fee payable to the Lenders on pro rata basis in the amount of $50,000 and the fees, costs, disbursements and expenses of Stroock & Stroock & Lavan and any other legal counsel to the Lenders and the Administrative Agent);

(b) receipt by the Administrative Agent of this Amendment, in form and substance satisfactory to the Administrative Agent in its sole discretion, duly authorized, executed and delivered by the Borrower, each Guarantor, the Administrative Agent and the Lenders constituting the Required Lenders;
(c) as of the date hereof, after giving effect to this Amendment, each of the representations and warranties contained in Section 4(f) hereof shall be true and correct in all respects;

(d) each Loan Party shall have obtained all material consents necessary or advisable in connection with this Amendment;

(e) receipt by the Administrative Agent of an executed copy of Amendment No. 1 to the Revolving Credit Agreement, dated as of the date hereof, by and among the Loan Parties (as such term is defined in the Revolving Credit Agreement), the Revolving Loan Lenders constituting the Required Lenders (as such term is defined in the Revolving Credit Agreement) and the Revolving Administrative Agent; and

(f) the Administrative Agent and the Required Lenders shall have received any other documents, instruments and agreements as the Administrative Agent and the Required Lenders shall have reasonably requested in connection with this Amendment.

4.    Provisions of General Application.

(a) Effect of This Amendment. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Credit Agreement are intended or implied, and in all other respects the Obligations, Credit Agreement and Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. The Loan Parties hereby agree that this Amendment shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Agent or any Lender under the Credit Agreement or the Other Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the Other Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. Each Loan Party hereto hereby ratifies and confirms all of its respective obligations and liabilities under the Credit Agreement and each Other Document to which it is party, as expressly modified herein. On and after the date hereof, this Amendment shall for all purposes constitute an Other Document. It shall be an Event of Default under the Credit Agreement if any Loan Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by any Loan Party under or in connection with this Amendment shall be untrue, false or misleading in any respect when made. By entering into this Amendment, the Administrative Agent and the Lenders have not waived any breach of the Credit Agreement or any Event of Default, and have no intention of waiving any right, power or remedy of any Agent or Lender under the Credit Agreement, any Other Document or Applicable Law. To the extent of conflict between the terms of this Amendment and the Credit Agreement, the terms of this Amendment shall control. The Credit Agreement as amended hereby shall be read and construed with this Amendment as one agreement. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Other Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

(c) Further Assurances. The Borrower and the Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably necessary to effectuate the provisions and purposes of this Amendment.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

(f)    Representations and Warranties.

(A) All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent to rely upon them.

(B) In order to induce the Lenders and the Administrative Agent to agree to amend the Credit Agreement in the manner set forth herein, each Loan Party hereby makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(i) as of the date hereof, both before and after giving effect to the amendments herein, no Default or Event of Default has occurred and is continuing;

(ii) each of the representations and warranties of such Loan Party made in the Credit Agreement and in the Other Documents is true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof unless relating solely to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date (or in all material respects as of such earlier date if any such representation or warranty is not by its terms qualified as to materiality);

(iii) the execution, delivery and performance by it of this Amendment and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, or approval of, or notice to, or any other action with or by, any third party, including, without limitation, any Governmental Body, other than registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect where the failure to obtain the foregoing has or could reasonable expected to have a Material Adverse Effect;

(iv) such Loan Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment, and the Other Documents;

(v) this Amendment, and the performance of the Credit Agreement, as amended hereby, and the Other Documents, has been duly authorized, executed and delivered by all necessary action by such Loan Party, and upon execution by the parties set forth on the signature lines below, this Amendment will constitute the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with the terms hereof;

(vi) such Loan Party has no existing claims or causes of action against the Administrative Agent or any of the Lenders in connection with the Credit Agreement, the Other Documents or the Obligations;

(vii) each of the Collateral Documents, and all of the Liens and security interests granted thereunder, do and shall continue to secure the payment of all Obligations as set forth in such Collateral Documents, and constitute valid and perfected Liens and security interests with the priorities set forth in the Collateral Documents and the Intercreditor Agreements;

(viii) the execution, delivery, and performance by such Loan Party of this Amendment and the transactions contemplated hereby do not and will not (A) violate any provision of federal, provincial, state, or local law or regulation applicable to such Loan Party, any other Loan Party, or any of their Subsidiaries, or any injunction, restraining order, writ, order, judgment, or decree of any court or other Governmental Body binding on such Loan Party, any other Loan Party or any of their Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Effect, (B) violate any provisions of the Organizational Documents of such Loan Party, any other Loan Party or any of their Subsidiaries, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party, any other Loan Party or any of their Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party or any other Loan Party, other than Permitted Encumbrances, or (E) require any approval of any holders of Equity Interests of such Loan Party or any other Loan Party, or any approval or consent of any Person under any Material Contract of such Loan Party or any other Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(ix)    the assets added to Schedule 7.1(b) of the Credit Agreement pursuant to
Section 2(b) hereof are not material to the business operations of the Loan Parties; and

(x) the terms and conditions of the Land-for-Fill Sites Transaction have been negotiated at arms’ length, and the Borrower will receive consideration at the time of sale at least equal to the Fair Market Value of the assets sold. The current Fair Market Value of the Subject Property is less than $50,000. No Inventory or other ABL First Lien Collateral (other than the conveyed real estate) will be conveyed in the Land-for Fill Sites Transaction. There will be no cash proceeds of the Land-for-Fill Site Transaction. The Land-for Fill Sites Transaction is permitted by the Senior Notes Indenture.

(g) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(h) Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or scanned electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(i) Governing Law. This Amendment and all matters relating hereto shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

(j) Release. Each Loan Party, on behalf of itself, the other Loan Parties and their Affiliates, hereby acknowledges and agrees that it does not have any defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the liability of such Loan Party and the other Loan Parties to repay the Lenders as provided in this Amendment, the Credit Agreement and the Other Documents or to seek affirmative relief or damages of any kind or nature from any Agent or Lender party hereto. Each Loan Party, on behalf of itself, the Other Loan Parties and their Affiliates, hereby voluntarily and knowingly releases and forever discharges the Agent and the Lenders party hereto and Agent’s and each Lender party hereto’s predecessors, agents, employees, successors and assigns, from any and all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever, of every kind, nature and character whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date this Amendment is fully executed, which any Loan Party, the other Loan Parties, and their Affiliates may now or hereafter have against any Agent or Lender party hereto in their capacities as such, and any Agent’s or any Lender party hereto’s predecessors, agents, employees, successors and assigns, if any, in their capacities as such, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under this Amendment, the Credit Agreement or Other Documents, and negotiation and execution of this Amendment.

(k) Complete Agreement. This Amendment, the Credit Agreement and the Other Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or oral agreements of the parties.

(l) Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEW ENTERPRISE STONE & LIME CO., INC.

By: /s/ Albert L. Stone
Name: Albert L. Stone
Title: Executive Vice President Chief
Financial Officer & Treasurer

ASTI TRANSPORTATION SYSTEMS, INC.,
Ell TRANSPORT INC.,
GATEWAY TRADE CENTER INC.,
PRECISION SOLAR CONTROLS INC.,
PROTECTION SERVICES INC.,
SCI PRODUCTS INC.,
WORK AREA PROTECTION CORP.

By:
Name: Paul I. Detwiler, III
Title: Vice President, Secretary &
Treasurer

[Signatures continue on next page.]

Amendment No. 1 to NESL Term Loan Credit and Guaranty Agreement

CORTLAND CAPITAL MARKET SERVICES LLC,
as the Administrative Agent

[Signatures continue on next page.]

Amendment No. 1 to NESL Term Loan Credit and Guaranty Agreement

CORPORATE CAPITAL TRUST, INC.,
as a Lender

By:
Name: Jeffrey M. Smith
Title: Authorized Signatory

[Signatures continue on next page.]

Amendment No. 1 to NESL Term Loan Credit and Guaranty Agreement

KKR-VRS CREDIT PARTNERS L.P.,
as a Lender

By:
Name: Jeffrey M. Smith
Title: Authorized Signatory

[Signatures continue on next page.]

Amendment No. 1 to NESL Term Loan Credit and Guaranty Agreement

LINCOLN INVESTMENT SOLUTIONS, INC.,
as a Lender

By:
Name: Jeffrey M. Smith
Title: Authorized Signatory

Amendment No. 1 to NESL Term Loan Credit and Guaranty Agreement